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                                                                      EXHIBIT 11

                               EARNINGS PER SHARE


                                              Years Ended December 31
                                    -----------------------------------------
                                        1996           1995           1994
                                    -----------    -----------    -----------
Earnings before income taxes
 and extraordinary items.........   $96,379,000    $82,994,000    $61,991,000
Income taxes.....................    35,660,000     31,620,000     24,176,000
                                    -----------    -----------    -----------
Earnings before extraordinary
 items...........................    60,719,000     51,374,000     37,815,000
Extraordinary items, net of
 income taxes....................      (524,000)      (717,000)            --
                                    -----------    -----------    -----------
Net earnings.....................    60,195,000     50,657,000     37,815,000
Conversion of partner's interest
 into common stock...............            --    (46,364,000)            --
                                    -----------    -----------    -----------
Net earnings available to
 shareholders....................   $60,195,000     $4,293,000    $37,815,000
                                    -----------    -----------    -----------
                                    -----------    -----------    -----------
Weighted average common and
 common equivalent shares,
 as restated.....................    80,949,000     77,966,000     72,936,000
                                    -----------    -----------    -----------
                                    -----------    -----------    -----------

Earnings per common and common
 equivalent share:
 Earnings after conversion of
  partner's interest into common
  stock and before extraordinary
  items..........................   $       .75    $       .07    $       .52
 Extraordinary  items, net of
  income taxes...................          (.01)          (.01)            --
                                    -----------    -----------    -----------
 Net earnings available to
  shareholders...................   $       .74    $       .06    $       .52
                                    -----------    -----------    -----------
                                    -----------    -----------    -----------
Weighted average common
 shares-assuming full dilution,
 as restated.....................    81,003,000     78,030,000     73,031,000
                                    -----------    -----------    -----------
                                    -----------    -----------    -----------
 Earnings after conversion of
  partner's interest into common
  stock and before extraordinary
  items  change..................   $       .75    $       .07    $       .52
 Extraordinary items, net of
  income taxes...................          (.01)          (.01)            --
                                    -----------    -----------    -----------
 Net earnings available to
  shareholders...................   $       .74    $       .06    $       .52
                                    -----------    -----------    -----------
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